UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 21, 2010

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 21, 2010, Rand Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders.

At its annual meeting, stockholders voted to re-elect directors Scott Bravener and Michael D. Lundin to the Company’s Board of Directors. Messrs. Bravnener and Lundin each will serve as a Class I Director for a three year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2013 or until their respective successors shall have been elected and shall qualify. Stockholders also ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year. The results of voting on the matters submitted to the stockholders are as follows:

Proposal 1.  Election of Class I Directors, Scott Bravener and Michael D. Lundin:

Name	For	Withheld	Broker Non-Votes
Scott Bravener	12,029,969	39	2,167,499
Michael D. Lundin	12,021,319	8,689	2,167,499

Proposal 2.    Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

For	Against	Abstain
14,197,468	39	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 23, 2010	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer